[EXHIBIT 99.4.4]


                                 AMENDMENT

      AMENDMENT, dated as of December 1, 1998 (this "Amendment"), to the International Co-Promotion Agreement, effective as of June 28, 1996 (the "Agreement") by and between Warner-Lambert Company, a Delaware corporation, and Pfizer Inc., a Delaware corporation.

      WHEREAS, Warner-Lambert Company has assigned certain of its rights and obligations under the Agreement to Warner-Lambert Export Limited, a company organized and existing under the laws of Ireland ("Warner-Lambert"), in accordance with the Assignment and Assumption Agreement dated as of November 1, 1996; and

      WHEREAS, Pfizer Inc. has assigned certain of its rights and obligations under the Agreement to Pfizer Overseas Inc., a corporation organized and existing under the laws of Delaware ("Pfizer"), in accordance with an Assignment effective as of June 28, 1996;

      WHEREAS, the Agreement has previously been amended by an Amendment and Waiver dated as of December 4, 1997 and an Amendment dated as of January 16, 1998;

      WHEREAS, Warner-Lambert and Pfizer wish to clarify the terms of the arrangement for the co-promotion of the Products in China (as hereinafter defined) in the event that Warner-Lambert elects, in accordance with an Amendment and Waiver dated December 1, 1998 (the "International License Amendment") to the International License Agreement effective as of June 28, 1996 between Warner-Lambert and Pfizer (the "International License Agreement"), to co-promote the Products with Pfizer in China (the "Election"); and

      WHEREAS, the parties have agreed that as of the effective date of the Election certain provisions of the Agreement shall be amended in the manner provided for in this Amendment and certain other agreements shall be entered into;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                           ARTICLE I - AMENDMENTS

      SECTION 1.01.  Amendment of Section 1.01.

      Section 1.01 of the Agreement is hereby amended by:

      (a) adding the following new definition immediately before the definition of "Category 1 Countries":

      "Bulk" means the bulk tablet form of Products."

      (b) adding the following new definition immediately before the definition of "Change in Control":

      "Category 4 Country" means China."

      (c) adding the following new definitions immediately before the definition of "Clinical Plan":

      "China" means the People's Republic of China (excluding the Special Administrative Region of Hong Kong and Macao)."

      "China Commencement Date" means the date on which Warner-Lambert shall commence co-promotion of the Products pursuant to the Election."

      "China Product Expenses" means, for any period, the total of Product Expenses, (as that term is defined in the Agreement) incurred by Pfizer and Warner-Lambert, in each case for China, during such period."

      "China Co-Promotion Amount" means, for any period, the difference between (i) ninety percent (90%) of Net Sales for China during such period and (ii) the sum of China Product Expenses and Distribution Expenses for China for such period."

      (d) adding the following new definition immediately before the definition of "FDA":

      "Distribution Expenses" for China means, subject to the next sentence, the out-of-pocket costs actually paid or credited, by Pfizer or its Affiliate, for the order processing, handling, warehousing and physical distribution of the Products from (a) Pfizer's or its Affiliate's plant in China to (b) unaffiliated third party customers of the Products which customers are not hired by Pfizer or its Affiliate to distribute the Products (for purposes of this definition, "Final Customers"). "Distribution Expenses" shall include without limitation, (i) fees and expenses of third parties hired by Pfizer or its Affiliate to process orders, handle, warehouse and physically distribute the Products, (ii) costs related to the operation of distribution centers and warehouses,
 (iii) freight, shipping and insurance costs to transport the Products from Pfizer's or its Affiliate's plant in China to Final Customers, (iv) customer and collection services, and (v) order entry and processing costs, but shall not include (i) any payments made by third party distributors for sales force commissions or sales force incentives, or (ii) any bad debt or accounts receivable carrying charges which are not customary in China."

      (e) amending the definition of "Launch Date" by adding the words "; provided, however, that for the purposes of this Agreement, "Launch Date" for China means the China Commencement Date" at the end thereof.

      (f) adding the following new definition immediately before the definition of "Market Share":

      "Manufacturing Authorization" means the authorization necessary to Package the Products as granted by the relevant Governmental or Regulatory Authorities in China."

      (g) adding the following new definition immediately before the definition of "Patents":

      "Packaging" means activities relating to filling/blistering, labeling, packaging, and finishing the Products, including but not limited to, purchasing packaging materials, quality control, release and storage and the tests and analyses conducted in connection therewith."

      (h)  amending the definition of "Net Sales" by:

      (i) inserting the words "or, in the case of China, the aggregate sales of Pfizer and its Affiliates," in the second line after the words "Warner-Lambert and its Affiliates";

      (ii) inserting the words "or sales between Pfizer and its Affiliates" in the fourth line after the words "Warner-Lambert and its Affiliates"; and

     (iii) inserting the words "or, in the case of China, consistent with PFIZER's audited financial statements," in the nineteenth line after the words "Warner-Lambert's audited financial statements."

      (i) amending the definition of "Term of this Agreement" by inserting the words "(or, with respect to China, the China Commencement Date)" in the second line after the words "date hereof".

      SECTION 1.02.  Amendment of Exhibit A.

      Exhibit A of the Agreement is hereby amended by adding a Category 4 and by inserting the country China under such Category.

      SECTION 1.03.  Amendments of Section 3.01

      (a)  Section 3.01 (b) is hereby amended by inserting the words " and
 (iv) with respect to China, a Category 4 Country, for fifty percent (50%) of all Product Expenses and Distribution Expenses", in the eighth line, immediately after the first appearance of the word "Expenses," and by inserting the words "and Distribution Expenses" in the eighth line, immediately after the second appearance of the word "Expenses."

      (b)  Section 3.01 is further amended by adding thereto new subsections
 (c) and (d) providing as follows:

      "(c) For each Agreement Year and separately calculated for China, a Category 4 Country, PFIZER shall pay to WARNER-LAMBERT, in local currency, fifty percent (50%) of the China Co-Promotion Amount.

      (d) For purposes of Section 3.01(c), in no event shall PFIZER be obligated to pay WARNER-LAMBERT an amount that is greater than forty-five percent (45%) of Net Sales in China in any Agreement Year."

      SECTION 1.04.  Amendment of Section 3.02.

      Section 3.02(a) is hereby amended by inserting the words "and (iv) in the case of China, a Category 4 Country, for fifty percent (50%) of all Product Expenses and Distribution Expenses in the sixth line, immediately after the words "Expenses."

      SECTION 1.05   General.

      References to a "Section" or "Sections" herein shall mean the relevant Section of this Amendment, unless otherwise noted as referring to the relevant Section of the Agreement. Unless otherwise noted, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                       ARTICLE II - ADDITIONAL AGREEMENTS

      SECTION 2.01.  Third Party Sales Force.

      Notwithstanding the terms of Section 2.02 (d) of the Agreement relating to the time at which the parties may employ a contract field force, it is agreed that at any time after the China Commencement Date, each party shall have the right to use the services of a contract sales force to promote and detail Products in China, to assist such party in satisfying its obligations hereunder or to discharge its promotion and detailing obligations hereunder. In the event that either party grants such rights, such party shall (i) exercise effective supervisory control over the activities of said third party, and shall (ii) continue to be responsible for the third party's performance consistent with the terms and conditions of this Amendment and the Agreement.

      SECTION 2.02.  Detailing and Promotional Efforts.

      (a) It is the intention of the parties that, during each Agreement Year with respect to China, each of Warner-Lambert and Pfizer will devote substantially equal efforts and internal resources to the marketing, promotion and detailing of Products and the other activities contemplated under the Agreement. The Marketing Plans developed for China under Section
 4.01 of the Agreement shall reflect the foregoing.  In accordance with
 Section 2.02(b) of the Agreement, if one party is requested to devote its resources in excess of its proportionate share, the sharing of the China Co-Promotion Amount in accordance with Section 2.06 of this Amendment shall take the unequal devotion of resources into account.

      (b) During each Agreement Year with respect to China, each of Pfizer and Warner-Lambert shall be responsible for performing a number of Details equal to fifty percent (50%) of the Details designated for such Agreement Year in the Marketing Plan then in effect; provided, however, that if one party performs more than fifty (50%) of the Details, such efforts shall be taken into account in computing the China Co-Promotion Amount to be shared in accordance with Section 2.06 of this Amendment.

      SECTION 2.03.  Development of Products; Regulatory Approvals.

      Notwithstanding the provisions of Section 2.04 of the Agreement, and provided that Warner-Lambert has not elected to supply the Product in accordance with Section 2.07 below, Pfizer shall exercise reasonable efforts to obtain the Marketing Authorization and Price Approval in China for a Product with a package insert that is materially equivalent to the provisions of Exhibit C to the Agreement. With respect to China, Pfizer shall have the same rights as are provided to Warner-Lambert under the terms of Sections 2.04(b) and (c) of the Agreement, subject to conditions equivalent to those contained therein.

      SECTION 2.04.  Pfizer Payments.

      (a) For so long as Pfizer shall enjoy co-promotion rights in China under Section 2.01 of the Agreement, and subject the terms of Section 14.04(b) of the Agreement, Pfizer shall be responsible for fifty percent (50%) of all China Product Expenses and fifty percent (50%) of all Distribution Expenses for China. Pfizer shall pay its share of China Product Expenses in accordance with the terms set forth in Section 2.06 of this Amendment.

      (b) For each Agreement Year with respect to China, and separately calculated for China based in part on Warner-Lambert's notification to Pfizer of Warner-Lambert's share of China Product Expenses in accordance with Section 2.06 of this Amendment, Pfizer shall pay to Warner-Lambert, an amount equal to fifty percent (50%) of the China Co-Promotion Amount.

      SECTION 2.05.  Warner-Lambert Payments.

      For so long as Pfizer shall enjoy co-promotion rights in China under
 Section 2.01 of the Agreement, and subject the terms of Section 14.04(b) of the Agreement, Warner-Lambert shall be responsible for fifty percent (50%) of all China Product Expenses and fifty percent (50%) of all Distribution Expenses for China. Warner-Lambert shall pay its share of China Product Expenses and Distribution Expenses for China in accordance with the terms set forth in Section 2.06 of this Amendment.

      SECTION 2.06.  Payments; Payment Reports.

      (a) Notwithstanding the provisions of Section 3.03 of the Agreement, Pfizer shall make payments to Warner-Lambert arising under Section 2.04 of this Amendment on a quarterly basis as follows: for each Agreement Quarter relating to China, Pfizer shall pay Warner-Lambert its share of the China Co-Promotion Amount pursuant to the procedures set forth in subsections
 (b), (c) and (d) of this Section 2.06.

      (b) Warner-Lambert shall, within thirty (30) days of (i) the end of each Agreement Quarter with respect to China, or (ii) in the event that the Agreement is terminated with respect to China pursuant to Section 14.03, such termination date, notify Pfizer in writing of the total amount of China Product Expenses incurred by Warner-Lambert during such Agreement Quarter or shorter period.

      (c) Provided Warner-Lambert has complied with Section 2.06(b) of this Amendment, Pfizer shall, for each Agreement Quarter in each Agreement Year relating to China (except for any Agreement Quarter that is the last Agreement Quarter with respect to China), within forty-five (45) days of the receipt of Warner-Lambert's notice under Section 2.06(b) of this Amendment, or, with respect to the last Agreement Quarter in each Agreement Year, within ninety (90) days of such receipt, notify Warner-Lambert of the calculation of the total amount of China Product Expenses, Distribution Expenses for China and Net Sales for China for such Agreement Quarter, the amounts paid or accrued by each of Warner-Lambert or Pfizer, and the amounts, if any, payable to each of Pfizer and Warner-Lambert in accordance with Sections 2.04, 2.05 and 2.06(a) of this Amendment.

      (d) Any amount payable by either party with respect to China pursuant to the notification under Section 2.06(c) of this Amendment shall be offset against any amounts due such party and the net amount shall be paid by Pfizer or Warner-Lambert, as the case may be, within ten (10) business days after notification by Pfizer pursuant to Section 2.06(c).

      SECTION 2.07.  Manufacturing Authorization; Samples.

      (a) It is the intention of the parties that during the Term of this Agreement Pfizer shall (i) continue to Package the Product from Bulk supplied by Warner-Lambert, shall (ii) continue to account for and book the sales of the Product in China (except to the extent the parties otherwise agree pursuant to Section 2.11 of this Amendment), and (iii) notwithstanding the fact that Pfizer shall continue to so Package the Product and account for and book sales of the Product in China, that the basic economic relationship and legal obligations with respect to co-promotion of the Products, as amended hereby, that are established under the Agreement shall apply in China. Notwithstanding the foregoing, however, it is agreed that within one (1) year from the date of Election ("Supply Election Term"), Warner-Lambert shall have the right, but not the obligation, to assume responsibility for the supply of Products within China and obtain the Manufacturing Authorization and all other necessary related Governmental or Regulatory Approvals.

      In the event that Warner-Lambert elects to assume responsibility for the manufacture and sale of Products within China, the Agreement shall be revised accordingly and the parties shall enter into such other appropriate definitive agreements to effectuate the foregoing intention in accordance with the basic economic relationships established in the Agreement and the Laws of China.

      In the event of expiration of the Supply Election Term or if Warner-Lambert notifies Pfizer of its intention not to exercise the right to supply Product as described herein (which it shall do as soon as practicable but in any event not later than six (6) months from the Election date), Pfizer shall automatically continue to Package and account for the sales of the Products, subject to the other provisions of this Agreement, for the Term of the Agreement.

      (b) Until Warner-Lambert exercises its rights as contemplated in subparagraph (a) above, if at all, Pfizer's Affiliate in China, Pfizer Pharmaceuticals Limited ("Pfizer Dalian") shall have the exclusive right to Package the Products based upon the purchase of Bulk from Warner-Lambert in compliance with the Manufacturing Authorization, Articles III and V of the International License Agreement and this Amendment, subject to Section 2.15 hereof.

      (c) Until Warner-Lambert exercises its rights as contemplated in subparagraph (a) above, if at all, Pfizer Dalian shall, during each Agreement Year relating to China during which Pfizer Dalian Packages the Products, provide Warner-Lambert with such quantities of Samples consistent with the applicable Marketing Plan for China and the provisions of the Agreement to meet Warner-Lambert's reasonable requirements for use in accordance with the then current Marketing Plan.

      (d) The cost per Sample distributed in each Agreement Quarter for China shall be calculated as twelve percent (12%) of the quotient of (i) Net Sales for China in such Agreement Quarter over (ii) the total number of pills of Product sold to unaffiliated third parties in China in such Agreement Quarter.

      (e) Until Warner-Lambert exercises its rights as contemplated in subparagraph (a) above, if at all, within thirty (30) days after the end of the Term of the Agreement as it relates to China (or, if earlier, the termination of Pfizer's co-promotion rights for China), Pfizer and Pfizer Dalian shall return, or otherwise dispose of in accordance with instructions from Warner-Lambert, all remaining Samples produced by Pfizer or Pfizer Dalian for China, if any, and will provide Warner-Lambert with a certified statement that all remaining Samples have been returned or otherwise properly disposed of and that Pfizer and Pfizer Dalian are no longer in possession or control of any such Samples in any form or fashion. In addition to the reimbursements provided for under Section 14.06(b) of the Agreement, Warner-Lambert shall reimburse Pfizer in respect of purchase of Bulk and Packaging costs relating to such Samples.

      (f) Until Warner-Lambert exercises its rights as contemplated in subparagraph (a) above, if at all, Pfizer shall have rights with respect to orders and terms of sale in China equivalent to the rights of Warner-Lambert under Section 9.01 of the Agreement.

      (g) If Warner-Lambert exercises its rights as contemplated in subparagraph (a) above, at Warner-Lambert's option, Pfizer either shall continue customer sales of existing inventories of Products or shall sell such existing inventories back to Warner-Lambert at cost.

      SECTION 2.08.  Communication with Regulatory Authorities.

      Warner-Lambert shall grant, pursuant to Section 8.01 of the Agreement, Pfizer the right to correspond or communicate with Governmental and Regulatory Authorities in China concerning the Products and Atorvastatin and to take reasonable actions concerning any authorization or permission under which Products are sold or with respect to any application for the same; provided, however, that, unless the Law prohibits, Pfizer shall provide drafts of any such written correspondence or communications to Warner-Lambert for review prior to submission to such authorities.

      SECTION 2.09.  Filings with Governmental or Regulatory Authorities.

      Notwithstanding the provisions of Section 8.02 of the Agreement, Pfizer shall have authority and responsibility to maintain and seek revisions of the conditions of the Marketing Authorization for the Products in China; provided any such revisions are not inconsistent with the decisions of the parties as determined in accordance with Section 4.01 of the Agreement. Pfizer shall provide Warner-Lambert for its prior review and approval, copies of all submissions to Governmental or Regulatory Authorities in China that are intended to revise the conditions of the Marketing Authorization, Price Approval or Manufacturing Authorization or change or modify the label or labeling for, or the indications of, Atorvastatin or any of the Products.

      SECTION 2.10.  Labeling and Promotional Materials.

      Notwithstanding the provisions of Section 8.03 of the Agreement, Pfizer shall have authority and responsibility to seek and/or obtain any necessary Governmental or Regulatory Authority approvals of any label, labeling, package inserts, Product monographs and Packaging, on Promotional Materials used in connection with the Products, and for determining whether the same requires Governmental or Regulatory Authority approval; provided, however, that no such labels, labeling, package inserts, Product monographs and packaging, and Promotional Materials may used or distributed by Pfizer unless the same shall be approved in advance by the China Country Marketing Team and, for the purposes of determining compliance with applicable laws, Warner-Lambert, pursuant to Warner-Lambert's internal procedures.

      SECTION 2.11.  Joint Sales Company

       The parties shall determine whether to establish a joint sales company or other legal entity within and/or outside of China to accomplish the terms and conditions of this Amendment, including with respect to the sharing of the China Co-Promotion Amount under Section 2.06 of this Amendment. If permitted under the Laws of China, such company or other legal entities would have the sole right to (i) receive, accept and fill orders of Products in China, (ii) control invoicing, order processing and collection of accounts receivable for Product sales, and (iii) record Product sales in its books of account. The parties agree to consider and negotiate the proposals herein within six (6) months from the date of the Election by Warner-Lambert and to prepare a joint recommendation together with plans for the implementation of the project ( "Joint Recommendation").

      In the event that, notwithstanding good faith negotiations and the preparation of the Joint Recommendation, a party believes that it is commercially unreasonable to implement the Joint Recommendation, then it shall document the basis therefor (the "Objections") and the final decision whether to implement the Joint Recommendation shall be conclusively decided by the Global Business Subcommittee within thirty (30) days from the date of receipt of the Joint Recommendation and the Objections. The decision of the Global Business Subcommittee shall be binding upon each of the parties.

      SECTION 2.12.  Misdirected Orders.

      If, either Pfizer or Warner-Lambert, for any reason, receives orders for Products in China, each shall forward such orders to the company or entity established in accordance with Section 2.11 of this Amendment (or to Pfizer, if applicable) as soon as practicable.

      SECTION 2.13.  Product Returns

      Returned Products in China shall be sent to Pfizer, on terms and conditions equivalent to those provided for in Section 9.03 of the Agreement. If a company or entity is established in accordance with
 Section 2.11 of this Amendment, the parties shall agree upon the handling of any quantities of Products which are returned to Pfizer or Warner-Lambert in China.

      SECTION 2.14.  Supply.

      Until Warner-Lambert exercises its rights as contemplated in Section 2.07(a), if at all, Pfizer shall use reasonable efforts to supply Products (both for trade purposes and Samples) for China during the Term of this Agreement as it relates to China in a consistent fashion and in sufficient quantities to meet the forecasted amounts of Products in accordance with the then current Marketing Plan. With respect to the foregoing, Pfizer shall maintain inventory of Products for China equal to three (3) months requirements (based on the then current Marketing Plan), so long as Warner-Lambert supplies adequate quantities of Bulk for such purposes. The provisions of Section 9.06 of the Agreement shall apply to China with respect to Warner-Lambert's obligations to supply Bulk to enable Pfizer to supply orders for Products on a timely basis.

      SECTION 2.15.  Pfizer Manufacturing.

      Warner-Lambert shall have the right to visit and audit the facilities of Pfizer Dalian during the Term of the Agreement on the same terms as are provided in Section 5.04 of the International License Agreement. Pfizer Dalian shall be responsible for filing all submissions or other correspondence with the applicable Governmental or Regulatory Authorities for China to obtain the Manufacturing Authorization, provided, however, that Warner-Lambert shall have the right to review such submissions or correspondence prior to filing.

      SECTION 2.16.  Failure of Supply

      In the event that for any reason, including Force Majeure, Pfizer shall be unable to supply on a timely basis orders for Product in China, Warner-Lambert shall have the right to supply fully finished imported Product to customers in China to the extent necessary, during the period in which Pfizer is unable to so supply, to fill such orders that Pfizer is unable to fill.

      SECTION 2.17.  Pfizer Covenant.

      Pfizer hereby covenants and agrees that any Products to be distributed in China during the Term of the Agreement as it relates to China which Products have been Packaged in China will, at the time of shipment by or on behalf of Pfizer, not be misbranded or adulterated under the terms of applicable Laws as a result of actions or omissions of Pfizer.

      SECTION 2.18.  Other Agreements.

      (a) Until such time, if at all, as Warner-Lambert exercises its rights under Section 2.07(a) to manufacture and sell the Products in China,
 Section 8.07 of the Agreement shall not apply to China, provided that Pfizer shall obtain Warner-Lambert's prior written approval before carrying out any recall, market withdrawal or other corrective action related to the Products.

      (b) Notwithstanding the terms of Section 8.04 of the Agreement, Pfizer shall have the right to handle complaints with respect to the Products in China.

      (c) The provisions of Section 4.01(a) - (c) and (d)(ii) - (v) of the International License Agreement shall apply to the supply of Bulk by Warner-Lambert to Pfizer during effectiveness of this Amendment.

      (d) With respect to activity in or affecting China, Pfizer and Warner-Lambert shall each indemnify, defend and hold harmless the other as provided in and subject to the terms of Sections 4.03 and 4.04 of the International Collaboration Agreement dated June 28, 1996 between Warner-Lambert Company and Pfizer Inc.

      SECTION 2.19.  Financial Records.

      Pfizer shall keep such records of Net Sales, China Product Expenses and Distribution Expenses for China, and Warner-Lambert shall keep such records of China Product Expenses, in each case as are necessary to determine accurately under United States generally accepted accounting principles the China Co-Promotion Amount and the sums due to Pfizer and Warner-Lambert under this Amendment.

      The parties shall deduct from any payments required under this Amendment those taxes which each of them may be required by the Laws to withhold and pay, if at all, and each party shall promptly submit to the other evidence of such payments. The parties agree to furnish each other with such assistance as reasonably necessary to enable the parties to claim corresponding tax exemptions or tax credits, as the case may be.

      SECTION 2.20.  Term.

      The Agreement with respect to China shall expire on the last day of Agreement Year Five. With respect to China, all references in the Agreement to "Agreement Year Ten" shall mean Agreement Year Five.

      SECTION 2.21.  Termination of Co-Promotion Rights.

      (a) Warner-Lambert shall have the right to terminate the Agreement with respect to China pursuant to Section 14.02(b) at any time during the Term of the Agreement as it relates to China, notwithstanding the provisions of Section 14.02(b)(iii) of the Agreement. In the event that Warner-Lambert exercises its right to terminate Pfizer's co-promotion rights with respect to China pursuant to Section 14.02(b) of the Agreement, Warner-Lambert shall pay to Pfizer (in lieu of the amount described in Section 14.04(b) of the Agreement), for each Agreement Year for China which would have been remaining had Warner-Lambert not exercised its right to terminate, an amount equal to seventy-five (75%) of the difference between
 (a) the China Co-Promotion Amount for such Agreement Year and (b) one-half (1/2) of the total China Product Expenses for such Agreement Year. In computing the amounts payable to Pfizer in accordance with the foregoing, it shall be assumed that Pfizer shall have no obligation to actually pay or incur any China Product Expenses after Pfizer's co-promotion rights are terminated under Section 14.02(b). It is understood that payments for each such remaining Agreement Year with respect to China shall be based on the actual Net Sales for China and China Product Expenses, in each case for such Agreement Year as provided in the Agreement. It is agreed that the last three sentences of Section 14.04(b) of the Agreement shall apply in the event that Warner-Lambert exercises its aforedescribed rights in this
 Section 2.21.

      (b) In the event that Warner-Lambert exercises its right to terminate the Agreement with respect to China pursuant to Section 14.02(b) of the Agreement and makes the payments as described above, Warner-Lambert shall, in addition, continue to make the payments to Pfizer pursuant to Section
 7.02 of the International License Agreement, as amended by the International License Amendment in Section 2.11.

                         ARTICLE III - MISCELLANEOUS

      SECTION 3.01. No Other Amendments; Confirmation. Except as expressly amended, waived, modified and supplemented hereby, the provisions of the Agreement, as amended to date, are and shall remain in full force and effect.

      SECTION 3.02. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York.

      SECTION 3.03. Headings. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      SECTION 3.04. Third Party Beneficiaries. None of the provisions of this Amendment shall be for the benefit of or enforceable by any third party, including, without limitation, any creditor of either party hereto. No such third party shall obtain any right under any provision of this Amendment or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party hereto.

      IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Amendment as of the date first written above.


 WARNER-LAMBERT           PFIZER OVERSEAS INC.
 EXPORT LIMITED


 By: /s/ Paul V. Breen                By: /s/ Mohand Sidi Said
    --------------------------           ------------------------------
 Name:  Paul V. Breen                 Name:  Mohand Sidi Said
 Title: Managing Director             Title: Vice President